UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2006

VITESSE SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

       1-31614                77-0138960

           (Commission File Number)   (IRS Employer Identification No.)

741 Calle Plano, Camarillo, California        93012

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 388-3700

                Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountants.

On December 14, 2006, the Board of Directors of Vitesse Semuconductor Corporation (“Vitesse” or the “Company”) and the Audit Committee of the Board of Directors of Vitesse dismissed KPMG LLP (“KPMG”) as the independent public accountants of Vitesse.

The report of KPMG on Vitesse’s consolidated financial statements at September 30, 2005 and 2004 and for the years in the three-year period ended September 30, 2005 did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. However, as previously reported, Vitesse’s published financial statements, including its consolidated financial statements at September 30, 2005 and 2004 and for the years in the three-year period ended September 30, 2005 and the Managements Report on Internal Control over Financial Reporting as of September 30, 2005 and the report of KPMG relating to the effectiveness of Vitesse’s internal controls over financial reporting and management’s assessment thereof as of September 30, 2005, should not be relied upon. No financial statements for any period subsequent to December 31, 2005 have been published by Vitesse.

As previously reported, in April 2006 the Board of Directors of Vitesse formed a Special Committee to review issues that had been raised regarding the possible backdating of stock options by Vitesse. The Special Committee found that members of Vitesse’s former senior management backdated and manipulated the grant dates of stock options granted by Vitesse over a number of years. Such backdating and manipulation resulted in lower exercise prices for the stock options. Members of Vitesse’s former senior management subsequently attempted to create or alter documents in order to conceal these practices from the Board of Directors, outside counsel and the Special Committee. The persons identified by the Special Committee as being involved in the backdating and document integrity issues are no longer with Vitesse.

The Special Committee also reviewed several other accounting issues that came to its attention. The Special Committee found evidence of the following practices:

•	the failure to record credits for merchandise returns and other customer credits in appropriate accounting periods, and to write-off related accounts receivable;

•	the failure to record inventory for returned merchandise in the appropriate accounting periods;

•	recording false sales invoices that increased revenues;

•	permitting merchandise returns significantly in excess of the customers’ contractually permitted levels, and the improper handling of those returns;

•	the misapplication of cash received from customers and from purported sales of accounts receivable to older accounts receivable balances, which already should have been written off;

•	the recognition of revenue that did not meet the requirements for revenue recognition, including consignment sales, shipments prior to customers’ requested shipment dates and shipments to warehouses;

•	the improper accounting for certain transactions as sales of accounts receivable rather than borrowings;

•	the failure to disclose practices to increase reported cash balances, which balances were not representative of operating cash balances throughout the reporting period; and

•	recording journal entries that overrode Vitesse’s internal controls and that, among other things, facilitated some of the practices described above.

The Special Committee found evidence that certain of these practices appear to have been used on certain occasions to manipulate revenues for accounting periods in consideration of Wall Street expectations. The Special Committee also found evidence that certain officers and employees prepared or altered documents or Vitesse’s financial records to conceal some of these practices from Vitesse’s Board of Directors and its independent public accountants.

Subject to the foregoing, since October 1, 2004, to the knowledge of the current management of Vitesse, (i) there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make a reference to the subject matter of the disagreement in connection with its report; and (ii) none of the “reportable events” identified in Item 304 (a) (1) (v) (A) through (D) of Regulation S-K has occurred.

Vitesse provided KPMG with a copy of the disclosure it is making in this Item 4.01.  Vitesse has requested that KPMG furnish Vitesse with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by Vitesse in this Item 4.01 and, if not, stating the respects in which it does not agree.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

On December 14, 2006, John C. Lewis informed the Board of Directors of the Company that he intends to retire as a Director of the Company, effective January 1, 2007.

On December 14, 2006, the Board of Directors of the Company appointed Richard Yonker as Chief Financial Officer of the Company. Mr. Yonker, age 59, was the chief financial officer of Capella Photonics, a telecommunications company, from October 2005 to November 2006. He also served as chief financial officer of Avanex Corporation, a optical telecommunications company, from April 2005 to September 2005, Actelis Networks, a telecommunications company, from May 2004 to April 2005, Bermia, a WiFi semiconductor company, from November 2003 to April 2004, Gluon Networks, a telecommunications switch company, from February 2003 to October 2003 and Agility Communications, a telecommunications company, from November 2000 to January 2003. He currently is a director of Logic Vision. Mr. Yonker holds a bachelor’s degree in industrial engineering from the General Motors Institute and a master’s degree in finance management from the Massachusetts Institute of Technology.

Shawn C.A. Hassel, Managing Director of Alvarez & Marsal, LLC, has been acting as Chief Financial Officer of the Company on an interim basis, and will become Chief Restructuring Officer to assist Chris Gardner, the Company’s Chief Executive Officer, and Mr. Yonker in rebuilding the Company’s accounting and financial staff and internal controls and to insure a smooth transition of these responsibilities from personnel of Alvarez & Marsal to Company personnel.

The Company has entered into an Employment Agreement with Mr. Yonker, a copy of which is attached to the Form 8-K as Exhibit 10.1 and is incorporated herein by reference, that provides, in part, that Mr. Yonker:

1.

will receive a base salary of $275,000, a signing bonus of $25,000 and, during his first year of employment, a bonus of up to $100,000 if the vacancies of the Company accounting and financial staff are filled, the Company is current in its filings under the Securities Exchange Act of 1934 or the Company’s common stock is listed on the Nasdaq Global Market;

2.

will receive an initial grant of 300,000 incentive stock options at an exercise price equal to the fair market value of the Company’s common stock on the date of grant, vesting over four years and subject to acceleration as provided in the Employment Agreement;

3.	will be entitled to employee benefits provided to other senior executives; and
4.	will receive severance pay, equal to 12 months base salary, if his employment is terminated for Good Reason (as defined) or other than For Cause (as defined), death or disability.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
Item No.	Description
10.1	Employment Agreement, dated November 16, 2006, between Vitesse Semiconductor Corporation and Richard Yonker.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Camarillo, State of California, on December 20, 2006.

VITESSE SEMICONDUCTOR CORPORATION

By: /s/ Christopher Gardner
Christopher Gardner
Chief Executive Officer

EXHIBIT INDEX

Item No.	Description
10.1	Employment Agreement, dated November 16, 2006, between Vitesse Semiconductor Corporation and Richard Yonker.